UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2022

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 Baker Road, Suite 400 Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NOG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On June 16, 2022, Northern Oil and Gas, Inc. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with the holder (the “Holder”) of certain outstanding warrants to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”).

Pursuant to the Exchange Agreement, on June 23, 2022, the Company issued an aggregate of 2,322,690 shares of Common Stock (the “Exchange Shares”) to the Holder in exchange for the surrender and cancellation of warrants to purchase an aggregate of 3,294,092 shares of Common Stock with an exercise price of $13.81 per share held by such Holder (the “Warrants”). Neither the Company nor the Holder paid any cash consideration in the transaction. Upon closing of the Exchange Agreement, the Warrants were cancelled in full.

The Warrants were originally issued by the Company on April 1, 2021, as a portion of the consideration paid upon closing of the Company’s Reliance Marcellus acquisition. References above to the number of shares and exercise price under the Warrants reflect anti-dilution adjustments made pursuant to the terms of the Warrants, due to Common Stock dividends, since the original issue date.

Item 3.02    Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 above is incorporated herein by reference. The issuance by the Company of the Exchange Shares pursuant to the Exchange Agreement was made in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2022	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Chief Legal Officer and Secretary